Exhibit 10.14

Final Form

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Palvella Therapeutics, Inc.

Convertible Promissory Note

$[AMOUNT]	[DATE]

For Value Received, the undersigned, Palvella Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to [INSERT PURCHASER], or his, her or its registered assigns (the “Holder”) the principal amount of $[AMOUNT] (as such amount may be reduced to reflect any repayment or prepayment from time to time, the “Principal Amount”), plus interest thereon, on the date and in the manner set forth below.

This Convertible Promissory Note (the “Note”) is one of a series of convertible promissory notes of similar tenor (collectively, the “Notes”) issued or issuable pursuant to that certain Convertible Note Purchase Agreement, dated as of June 6, 2024 (the “Agreement”), by and among the Company and the persons and entities listed on Schedule I thereto (collectively, the “Holders”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

1.          Repayment. All payments of principal and interest hereunder shall be in lawful currency of the United States of America. All payments shall be applied first to accrued and unpaid interest on this Note (“Accrued Interest” and together with the Principal Amount, the “Outstanding Amount”) and thereafter to the Principal Amount. Unless earlier converted in accordance with Section 3 of this Note, the entire Outstanding Amount shall be due and payable within thirty (30) days following the written request of the Requisite Holders at any time following the earlier to occur of (a) the date that the Company receives approval of a New Drug Application by the FDA of the QTORIN™ rapamycin (the “Product”) in the United States, (b) the date that is thirty-six (36) months following the Initial Closing (as defined in the Agreement) (the earlier to occur of either clause (a) or (b), the “Maturity Date”) or (c) an Event of Default (as defined below). The Holder’s conversion rights under this Note shall terminate upon repayment of this Note in full when and as permitted hereunder.

2.           Interest.

(a)    Interest shall accrue on the outstanding principal amount of this Note at the Applicable Interest Rate (as defined below), calculated on the basis of a 365-day year for the actual number of days elapsed.

(b)    If the Requisite Holders determine, in their sole discretion, that the Term SOFR Rate has become unavailable or unreliable, either temporarily, indefinitely, or permanently, while this Note remains outstanding, the Requisite Holders may amend this Note by designating a substantially similar substitute index, taking into consideration any then-prevailing market convention. Such an amendment to the terms of this Note will automatically become effective and bind the Company on the date that is ten (10) days after the Requisite Holders give written notice to the Company pursuant to this Section 2(b), without any action or consent of the Company.

3.           Conversion; Repayment upon a Corporate Transaction or Public Offering.

(a)          Definitions.

(i)    “Applicable Interest Rate” shall mean, for each applicable Term SOFR Rate Interest Period, a fixed, per annum rate of interest equal to the Term SOFR Rate as determined for such Term SOFR Rate Interest Period, plus 2.0%.

(ii)    “Corporate Transaction” includes any of the following: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity, or if the Company is a wholly owned subsidiary of the surviving or acquiring entity immediately following such transaction, the parent of such surviving or acquiring entity, as applicable), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity, or if the Company is a wholly owned subsidiary of the surviving or acquiring entity immediately following such transaction, the parent of such surviving or acquiring entity, as applicable) or (D) a liquidation, dissolution or winding up of the Company. For the avoidance of doubt, a Corporate Transaction shall not include any Public Offering, Qualified Equity Financing or Non-Qualified Equity Financing.

(iii)    “Conversion Shares” means, (A) if the Note is converted pursuant to Sections 3(b) or 3(c) below in connection with Qualified Financing or Non-Qualified Financing in which the Company issues shares of Preferred Stock, the series of Preferred Stock (as defined below) having the identical rights, privileges, preferences and restrictions as the Preferred Stock of the Company issued to the investors investing new money in the Company in connection with the initial closing of such Qualified Financing or Non-Qualified Financing, as applicable, other than with respect to: (x) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection; and (y) the basis for any dividend or distribution rights; (B) if the Note is converted pursuant to Section 3(b) below in connection with a Public Offering, shares of Common Stock (or the common stock of (1) the surviving or resulting entity; or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving or resulting entity, as applicable) issued in (x) connection with the Private Investment in Public Equity (a “PIPE”) or other related financing transaction consummated concurrently with such Public Offering if such Public Offering is a Reverse Merger (provided if such related financing is not consummated by the publicly traded company and instead the Company is the issuer, this proviso shall only apply if the equity securities issued in such financing is Common Stock and such issuance occurs on the date such Reverse Merger is consummated), and (y) the IPO if such Public Offering is an IPO; and (C) if the Note is converted pursuant to Section 3(d) below in connection with a Corporate Transaction, shares of Common Stock.

(iv)    “Common Stock” means the Company’s common stock, par value $0.00001 per share.

(v)    “IPO” means the Company’s first firm commitment of an underwritten public offering of the Company’s Common Stock registered under the Act.

(vi)    “Outstanding Securities” means, as of the applicable date, that number (1) which equals the sum of (a) all outstanding shares of capital stock of the Company, as determined on an as-converted and exercised to Common Stock basis, (b) all Common Stock issuable upon the conversion or exercise of all outstanding options and warrants of the Company, and (c) any unallocated shares reserved for issuance under any of the Company’s equity incentive or similar plans, but shall specifically exclude (2) (x) shares of equity securities of the Company issuable upon conversion of the Notes, and (y) any increase to the number of unallocated shares reserved for issuance under any of the Company’s equity incentive in connection with a Qualified Financing, Non-Qualified Financing or Corporate Transaction (where applicable). Notwithstanding the foregoing, in the case of a conversion pursuant to Sections 3(d)(ii) or 3(d)(iii), the term “Outstanding Securities” shall exclude all unallocated shares reserved for issuance under any of the Company’s equity incentive or similar plans as of immediately prior to the consummation of a Corporate Transaction.

(vii)    “Periodic Term SOFR Determination Day” shall mean two (2) U.S. Government Securities Business Days prior to the first day of each SOFR Rate Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Rate has not been published by the Term SOFR Administrator, then the Term SOFR Rate will be the Term SOFR Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(viii)    “Public Offering” means, collectively, an IPO and a Reverse Merger.

(ix)    “Requisite Holders” means those Holders holding, collectively, Notes with aggregate outstanding Principal Amounts under each such applicable Note, a majority of the aggregate Principal Amount of all outstanding Notes, which majority must include Integrated Finance (as defined in the Agreement).

(x)    “Reverse Merger” means any transaction or series of related transactions resulting in a reverse merger with a publicly traded company (or a wholly owned subsidiary thereof), a special purpose acquisition company that is a publicly traded shell company (or a wholly owned subsidiary thereof), or other similar transaction, immediately following which (A) the Company’s securities (or the securities of (1) the surviving or resulting entity; or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving or resulting entity, as applicable) are or become publicly traded on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors of the Company, and (B) the shares of capital stock of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such transaction, a majority of the equity securities of (1) the surviving or resulting entity; or (2) if the surviving or resulting entity is a wholly owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving or resulting entity.

(xi)    “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate selected by the Requisite Holders in their reasonable discretion).

(xii)    “Term SOFR Rate” shall mean the one (1) month forward-looking rate per annum based on SOFR as administered and published by the Term SOFR Administrator on each Periodic Term SOFR Determination Date. The Holder will tell the Company the current Term SOFR Rate upon the Company’s request. The interest rate change will not occur more often than each month.

(xiii)    “Term SOFR Rate Interest Period” means (i) initially, the period beginning on the date of this Note and ending on but not including the first day of the immediately succeeding month (“SOFR Change Date”); and (ii) and thereafter, each one (1) month period ending on but not including the day of the SOFR Change Date. If a Term SOFR Rate Interest Period is to end in a month for which there is no day which numerically corresponds to the SOFR Change Date, the Term SOFR Rate Interest Period will end on the last day for such month.

(xiv)    “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b)         Automatic Conversion upon a Qualified Financing. Upon the earlier to occur of: (i) the Company’s issuance of preferred equity securities (the “Preferred Stock”) to investors in a transaction or series of related transactions with the principal purpose of raising capital that results in total proceeds to the Company of not less than $20,000,000 (excluding the conversion of the Notes or other convertible securities (e.g., Simple Agreements for Future Equity)) and (ii) a Public Offering, in each case, on or before the Maturity Date (a “Qualified Financing”), then the Outstanding Amount shall automatically convert in whole without any further action by the Holder into Conversion Shares at a price per share equal to the lesser of (i) 80% of the lowest per share price paid by the purchasers of the equity securities in such Qualified Financing, and (ii) the quotient resulting from dividing (x) $126,188,357 by (y) the number of Outstanding Securities immediately prior to the consummation of the Qualified Financing (the “Qualified Financing Conversion Price”); provided, that if the Company consummates a Reverse Merger on or before the twelve (12) month anniversary of the Initial Closing, then the Qualified Financing Conversion Price shall be equal to the lowest cash price per share paid by the purchasers of the equity securities in connection with the PIPE or other related financing transaction consummated concurrently with the Reverse Merger. The total number of Conversion Shares to be issued upon conversion of this Note in connection with a Qualified Financing will equal (A) the Outstanding Amount divided by (B) the applicable Qualified Financing Conversion Price. If a Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company in its sole discretion that is no more than five (5) days prior to the initial closing of such Qualified Financing. For the avoidance of doubt, the sale or issuance of preferred equity securities by the Company or the sale or issuance of common stock by the Company more than one business day prior to the consummation of a Public Offering shall not be deemed to be “in connection with” a Public Offering if such Public Offering is a Reverse Merger, and in such event the Notes shall convert pursuant to clause (i) of this Section 3(b) or Section 3(c), as applicable.

(c)        Voluntary Conversion upon a Non-Qualified Financing. If the Company issues and sells shares of its Preferred Stock to investors in a transaction or series of related transactions on or before the Maturity Date with the principal purpose of raising capital, and such issuance and sale does not constitute a Qualified Financing (such financing, a “Non-Qualified Financing”), then, upon the election of the Requisite Holders, the Outstanding Amount of the Notes shall convert into Conversion Shares at a price equal to the lesser of (i) 80% of the lowest per share price paid by the purchasers of the equity securities in such Non-Qualified Financing and (ii) the quotient resulting from dividing (x) $126,188,357 by (y) the number of Outstanding Securities immediately prior to the consummation of the Non-Qualified Financing (the “Non-Qualified Financing Conversion Price”). The total number of Conversion Shares to be issued upon conversion of this Note in connection with a Non-Qualified Financing will equal (A) the Outstanding Amount divided by (B) the applicable conversion price. If a Non-Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company in its sole discretion that is no more than five (5) days prior to the initial closing of such Non-Qualified Financing.

(d)        Action Upon a Corporate Transaction. Notwithstanding any provision of this Note to the contrary, in the event that, prior to the Maturity Date or the conversion or repayment of this Note in full, there is a Corporate Transaction, (i) the Company will give the Holder no less than fifteen (15) days’ prior written notice of the anticipated closing date of such Corporate Transaction, and (ii) at or immediately prior to the closing of such Corporate Transaction and conditioned upon the consummation thereof, in lieu of repayment of the Outstanding Amount and in full satisfaction of the Company’s obligations under this Note, the Holder will receive an aggregate amount equal to the greater of:

(i)    one and a half times (1.5x) the Outstanding Amount;

(ii)    the amount the Holder would have been entitled to receive in connection with such Corporate Transaction had the Outstanding Amount been converted into shares of Common Stock as of immediately prior to the consummation of the Corporate Transaction, at a conversion price equal to the quotient resulting from dividing (x) $126,188,357 by (y) the number of Outstanding Securities immediately prior to the consummation of the Corporate Transaction; or

(iii)    the amount the Holder would have been entitled to receive in connection with such Corporate Transaction had the Outstanding Amount been converted into shares of Common Stock as of immediately prior to the consummation of the Corporate Transaction, at a conversion price equal to 80% of the cash price per share Common Stock of the Company paid or valued by the counterparty to the Company in a Corporate Transaction.

For the avoidance of doubt, the Holder’s conversion rights under this Note shall terminate upon the effectiveness of the actions taken pursuant to this Section 3(d). If a Corporate Transaction is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company in its sole discretion that is no more than five (5) days prior to the consummation of such Corporate Transaction.

(e)        Conversion Procedure.

(i)    Notice of Conversion. Upon the conversion of this Note, written notice shall be delivered to the Holder at the address shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the conversion price, the amount of the Note to be converted, the date on which such conversion will occur and calling upon the Holder to surrender to the Company, in the manner and at the place designated, the Note.

(ii)    Mechanics and Effect of Conversion. No fractional shares of the Company’s securities shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion hereof, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. The Company shall, as soon as practicable thereafter and at its own reasonable expense, issue and deliver to the Holder at such principal office a certificate or certificates for the number of Conversion Shares to which Holder shall be entitled upon such conversion, together with any other securities and property to which Holder is entitled upon conversion of this Note, including a check or wire transfer payable to Holder for any cash amounts payable in lieu of fractional shares as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

4.           Prepayment. This Note may not be prepaid in whole or in part, without the prior written consent of the Requisite Holders.

5.          Event of Default. This Outstanding Amount under this Note shall become immediately due and payable without notice or demand (but subject to the conversion rights set forth herein), upon the written declaration of the Requisite Holders, upon the occurrence at any time of any of the following events (each an “Event of Default”): (a) the Company fails to pay any portion of the Principal Amount when the same becomes due and payable in accordance with Section 1; (b) (i) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or (ii) a custodian, receiver, trustee (or other similar official) is appointed to take possession, custody or control of all or any substantial portion of the Company’s assets, or (iii) the Company makes an assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; or (c) an involuntary petition in bankruptcy is filed against the Company, or any proceeding or case is commenced against the Company (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect.

6.           Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7.           Unsecured Indebtedness. The indebtedness represented by this Note is unsecured.

8.          Additional Agreements. The Holder understands and agrees that the conversion of this Note into Conversion Shares may require the Holder’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Governance Documents”). The Holder shall execute all such Governance Documents reasonably requested by the Company in connection with the conversion of this Note so long as, with respect to any conversion effected in connection with a Qualified Financing (other than a Public Offering) or Non-Qualified Financing, the issuance of the Conversion Shares pursuant to the conversion of this Note are subject to the same terms and conditions applicable to the securities sold to the purchasers of Preferred Shares in such Qualified Financing or Non-Qualified Financing (other than the right to designate members of the Company’s Board of Directors), subject to any minimum share ownership thresholds. The Holder further understands and agrees that consistent with Section 5.2 of the Agreement the conversion of this Note into Conversion Securities in connection with an IPO (or a Reverse Merger consistent with the last two sentences of Section 5.2 of the Agreement)may require the Holder’s execution of certain agreements as may be reasonably requested by the Company or the underwriters in connection with such IPO(or a Reverse Merger consistent with the last two sentences of Section 5.2 of the Agreement), or as may be necessary to give further effect thereto, subject to any minimum share ownership thresholds and other terms set forth therein. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all of the Company’s security holders that are subject to such agreements, based on the number of shares of capital stock subject to such agreements.

9.          Governing Law and Submission to Jurisdiction. This Note, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of any jurisdiction. No suit, action or proceeding with respect to this Note may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim.

10.         Waiver and Amendment. Any term of this Note may be amended, waived or modified with the written consent of the Company and the Requisite Holders; provided, that any amendment, waiver or modification of the Principal Amount shall not be effective without the consent of the Holder.

11.         Parity with Other Notes. The Notes shall rank equally without preference or priority of any kind over one another and all payments of interest and principal with respect thereto shall be made ratably in proportion to the outstanding principal balance represented by each Note.

12.         Transfer of this Note. Except as permitted by Section 4.5(c) of the Agreement, with respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13.         Lost or Mutilated Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 13 shall be dated as of the date of this Note.

14.        Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provisions hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof

15.         Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with Section 6.5 of the Agreement.

16.         Holder Not a Stockholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

17.         No Impairment. The Company will not, by amendment or restatement of its Third Amended and Restated Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise and conversion rights of the Holder against impairment.

[signature page follows]

In Witness Whereof, the Company has caused this Convertible Promissory Note to be executed and delivered as of the date first written above.

Palvella Therapeutics, Inc.

By:
Name:	Wesley H. Kaupinen
Title:	Chief Executive Officer

Holder: [                    ]

Principal Amount of Note: $[AMOUNT]

Issue Date of Note:         [DATE]

Acknowledged and Agreed by:

[HOLDER]

By:

Name:

Title:

Address for notice:

[ADDRESS]

[ADDRESS]

Attention: [                    ]

e-mail: [                    ]

[Signature Page to Convertible Note]